EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, Ga., July 19, 2013 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $611,000, or $0.07 per diluted share for the second quarter of 2013 compared to $403,000, or $0.05 per diluted share for the comparable 2012 period, while net income available to shareholders for six months ended June 30, 2013 was $1,178,000, or $0.14 per diluted share compared to $592,000, or $0.07 per share for the comparable 2012 period. This increase of 98.99 percent in net income for the comparable six month period was primarily driven by an increase in net interest income and noninterest income – along with a reduction in provision for loan losses. "In addition to meaningful core earnings improvement, Colony again had marked improvement in asset quality. Substandard assets to tier one capital plus loan loss allowance ratio improved to 43.00 percent at June 30, 2013 from 45.85 percent at March 31, 2013. Though improvement was once again realized this quarter, we still have much work ahead to meet our goals of reducing our problem assets to an acceptable level and returning to acceptable earnings. Our board, management and staff remain committed to making incremental progress toward these goals during 2013," said Ed Loomis, President and Chief Executive Officer. "Though the economy continues to be less than robust and short term interest rates remain at historic low levels, we are cautiously optimistic that signs of economic recovery are surfacing. We had a modest increase in loans outstanding from the previous quarter end and have a healthy loan pipeline that should result in continued loan growth and core earnings improvement."

Capital

Colony continues to maintain a strong capital position to be categorized as "well-capitalized" by regulatory benchmarks. At June 30, 2013, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 10.36 percent, 15.63 percent and 16.89 percent, respectively, compared to the previous quarter end of 10.18 percent, 15.60 percent  and 16.86 percent, respectively, at March 31, 2013 and to 9.71 percent, 15.67 percent and 16.94 percent, respectively, at June 30, 2012. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the second quarter of 2013, the Company reported net interest income of $9.46 million and a net interest margin of 3.64 percent, compared to $9.09 million and 3.39 percent, respectively, for second quarter 2012, while net interest income for first half 2013 was $18.50 million and a net interest margin of 3.55 percent compared to $17.98 million and 3.31 percent, respectively, for first half 2012.  The improvement is indicative of the Company's focus on balance sheet restructuring and maximizing its net interest margin through deposit and loan pricing guidance.

Asset Quality

The Company continues to closely monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets that include non-performing assets totaled $58.15 million at June 30, 2013 compared to $61.91 million and $87.75 million, respectively, at March 31, 2013 and June 30, 2012. Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 43.00%, 45.85% and 67.97%, respectively, at June 30, 2013, March 31, 2013 and June 30, 2012.   Non-performing assets increased slightly from the previous quarter end to $41.18 million or 5.42 percent of total loans and other real estate owned as of June 30, 2013. This compares to $39.58 million or 5.24 percent and $53.97 million or 7.35 percent, respectively, as of March 31, 2013 and June 30, 2012.  Loan loss reserve methodology resulted in six months ended June 30, 2013 provision for loan losses of $2.70 million compared to $3.89 million for the comparable 2012 period. As we begin to see stabilization in the economy and the housing and real estate market, we expect continued improvement in our substandard assets.  Several pending transactions upon closing in the near term will result in further improvement in substandard and non-performing assets.

Other real estate ("OREO") totaled $16.13 million at June 30, 2013 compared to $15.94 million and $18.77 million, respectively, at December 31, 2012 and March 31, 2013. During first half 2013, $6.34 million has been added to OREO, thus a reduction from sales and/or write-downs of $6.15 million.  An auction conducted in late June will result in additional reduction upon consummation of the sales contracts. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the second quarter of 2013 net charge-offs were $1.17 million, or 0.16 percent of average loans as compared to net charge-offs of $2.56 million, or 0.36 percent of average loans in second quarter 2012, while first half 2013 net charge-offs were $2.48 million, or 0.34 percent of average loans as compared to net charge-offs of $4.24 million, or 0.60 percent of average loans in first half 2012. The loan loss reserve was $12.96 million on June 30, 2013, or 1.74 percent of total loans compared to $12.93 million, or 1.76 percent on March 31, 2013 and to $15.29 million, or 2.13 percent on June 30, 2012.  Management believes that the 2013 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of substandard assets to be adequately reserved at June 30, 2013.

Noninterest Income

Total noninterest income increased in the comparable periods as noninterest income for six months ended June 30, 2013 was $4.25 million compared to $4.19 million in the comparable 2012 period, or an increase of 1.48 percent. Service charge fee income on deposit accounts increased $638 thousand, or 39.63 percent. Mortgage fee income increased $67 thousand, or 34.72 percent and gains on the sale of SBA/USDA loans increased $145 thousand, or 70.05 percent. Offsetting these increases was security gains and losses in which losses were $2 thousand for first half 2013 compared to gains of $880 thousand for first half 2012. The company continues to explore revenue enhancement products and services to improve fee income.

Noninterest Expense

Total noninterest expense increased to $17.13 million in six months ended June 30, 2013 compared to $16.39 million in the comparable 2012 period, or an increase of 4.53 percent. Credit-related expenses continue to be a strain on earnings as write down and losses on OREO property and repossessed assets along with repossession and foreclosure expenses totaled $2.08 million in six months ended June 30, 2013 compared to $1.83 million in the comparable 2012 period. Salaries and employee benefit expenses increased to $8.32 million in six months ended June 30, 2013 compared to $7.65 million in the comparable 2012 period, or an increase of 8.69 percent. This increase is primarily attributable to an increase in headcount related to additional "back-office" regulatory compliance demands along with merit pay increases. Occupancy expenses remained flat in the comparable periods. Other noninterest expense increased to $6.95 million compared to $6.83 million, or an increase of 1.62 percent.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty eight offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	06/30/13	06/30/12	06/30/13	06/30/12
Net Interest Income	$9,455	$9,091	$18,501	$17,975
Provision for Loan Losses	1,200	1,943	2,700	3,885
Non-interest Income	2,040	2,374	4,250	4,188
Non-interest Expense	8,739	8,405	17,131	16,388
Income Taxes	570	357	997	589
Net Income	986	760	1,923	1,301
Preferred Stock Dividend	375	357	745	709
Net Income Available to Common Shareholders	611	403	1,178	592

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	06/30/13	06/30/12	06/30/13	06/30/12
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,439,258	8,439,258	8,439,258	8,439,258
Earnings Per Basic Share (b)	$0.07	$0.05	$0.14	$0.07
Earnings Per Diluted Share (b)	$0.07	$0.05	$0.14	$0.07
Common Book Value Per Share	$7.56	$8.21	$7.56	$8.21
Tangible Common Book Value Per Share	$7.54	$8.18	$7.54	$8.18

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	06/30/13	06/30/12	06/30/13	06/30/12
Net Interest Margin (a)	3.64%	3.39%	3.55%	3.31%
Return on Average Assets (b)	0.22%	0.14%	0.21%	0.10%
Return on Average Total Equity (b)	2.56%	1.66%	2.47%	1.22%
Efficiency (c)	75.80%	73.09%	75.03%	73.72%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	06/30/13	06/30/12
Total Assets	$1,106,454	$1,133,170
Loans, Net of Reserves	730,920	700,917
Allowance for Loan Losses	12,957	15,293
Intangible Assets	206	241
Deposits	943,337	972,135
Common Shareholders' Equity	63,828	69,265
Common Equity to Total Assets	5.77%	6.11%
Total Equity	91,740	97,009
Total Equity to Total Assets	8.29%	8.56%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	06/30/13	06/30/12	06/30/13	06/30/12
Total Assets	$1,110,107	$1,149,453	$1,117,201	$1,165,515
Loans, Net of Reserves	727,288	696,355	725,456	694,397
Deposits	940,447	976,333	952,560	984,463
Common Shareholders' Equity	67,667	69,282	67,700	69,065
Total Equity	95,558	97,003	95,569	96,766

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	06/30/13	06/30/12	06/30/13	06/30/12
Nonperforming Loans	$24,685	$35,687	$24,685	$35,687
Nonperforming Assets	41,180	53,969	41,180	53,969
Substandard Assets	58,152	87,752	58,152	87,752
Net Loan Chg-offs (Recoveries)	1,173	2,560	2,480	4,242
Reserve for Loan Loss to Total Loans	1.74%	2.13%	1.74%	2.13%
Reserve for Loan Loss to Non-performing Loans	52.49%	42.85%	52.49%	42.85%
Reserve for Loan Loss to Non-performing Assets	31.46%	28.34%	31.46%	28.34%
Net Loan Chg-offs (Recoveries) to Avg. Total Loans	0.16%	0.36%	0.34%	0.60%
Nonperforming Loans to Total Loans	3.32%	4.98%	3.32%	4.98%
Nonperforming Assets to Total Assets	3.72%	4.76%	3.72%	4.76%
Nonperforming Assets to Total Loans And Other Real Estate	5.42%	7.35%	5.42%	7.35%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	43.00%	67.97%	43.00%	67.97%

Quarterly Comparative Data (in thousands, except per share data)
	2Q2013	1Q2013	4Q2012	3Q2012	2Q2012

Assets	$1,106,454	$1,118,865	$1,139,397	$1,097,437	$1,133,170
Loans	730,920	723,651	734,079	711,971	700,917
Deposits	943,337	953,575	979,685	941,204	972,135
Common Shareholders' Equity	63,828	67,567	67,932	68,584	69,265
Total Equity	91,740	95,437	95,759	96,369	97,009
Net Income	986	937	568	772	760
Net Income Available to Common Shareholders	611	567	203	411	403
Net Income Per Share	0.07	0.07	0.02	0.05	0.05

Key Performance Ratios	2Q2013	1Q2013	4Q2012	3Q2012	2Q2012

Return on Average Assets (1)	0.22%	0.20%	0.07%	0.15%	0.14%
Return on Average Total Equity (1)	2.56%	2.37%	0.85%	1.69%	1.66%
Common Equity to Total Assets	5.77%	6.04%	5.96%	6.25%	6.11%
Total Equity to Total Assets	8.29%	8.53%	8.40%	8.78%	8.56%
Net Interest Margin	3.64%	3.45%	3.49%	3.56%	3.39%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	June 30, 2013	Dec. 31, 2012	June 30, 2012
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$17,051	$29,244	$21,770
Federal Funds Sold	9,918	20,002	40,836
	26,969	49,246	62,606
Interest-Bearing Deposits	13,408	21,795	3,369
Investment Securities
Available for Sale, at Fair Value	267,131	268,301	294,945
Held for Maturity, at Cost (Fair Value of $38, $42 and $45 as of June 30, 2013, Dec. 31, 2012 and June 30, 2012, Respectively)	38	41	44
	267,169	268,342	294,989
Federal Home Loan Bank Stock, at Cost	3,164	3,364	4,159
Loans	744,143	747,050	716,361
Allowance for Loan Losses	(12,957)	(12,737)	(15,293)
Unearned Interest and Fees	(266)	(234)	(151)
	730,920	734,079	700,917
Premises and Equipment	25,035	24,916	25,474
Other Real Estate	16,128	15,941	17,915
Other Intangible Assets	206	224	241
Other Assets	23,455	21,490	23,500
Total Assets	$1,106,454	$1,139,397	$1,133,170

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$111,478	$123,967	$103,709
Interest-Bearing	831,859	855,718	868,426
	943,337	979,685	972,135
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	40,000	35,000	35,000
	64,229	59,229	59,229

Other Liabilities	7,148	4,724	4,797

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share; Authorized 10,000,000 Shares, Issued 28,000 Shares	27,912	27,827	27,744
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,439,258 Shares as of June 30, 2013, Dec. 31, 2012 and June 30, 2012, Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	31,590	30,498	29,967
Accumulated Other Comprehensive Loss, Net of Tax	(5,346)	(150)	1,714
	91,740	95,759	97,009
Total Liabilities and Stockholders' Equity	$1,106,454	$1,139,397	$1,133,170

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Six Months Ended
	06/30/13	06/30/12	06/30/13	06/30/12
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$10,359	$10,433	$20,720	$20,853
Federal Funds Sold	6	30	20	56
Deposits with Other Banks	5	10	16	30
Investment Securities
U.S. Government Agencies	862	1,390	1,574	3,009
State, County and Municipal	31	65	64	131
Corporate Obligations/Asset-Backed Sec.	14	25	28	48
Dividends on Other Investments	19	20	38	37
	11,296	11,973	22,460	24,164
Interest Expense
Deposits	1,405	2,253	3,091	4,723
Borrowed Money	436	629	868	1,466
	1,841	2,882	3,959	6,189
Net Interest Income	9,455	9,091	18,501	17,975
Provision for Loan Losses	1,200	1,943	2,700	3,885
Net Interest Income After Provision for Loan Losses	8,255	7,148	15,801	14,090

Noninterest Income
Service Charges on Deposits	1,147	814	2,248	1,610
Other Service Charges, Commissions and Fees	443	328	847	747
Mortgage Fee Income	141	112	260	193
Securities Gains	6	743	(2)	880
Other	303	377	897	758
	2,040	2,374	4,250	4,188
Noninterest Expense
Salaries and Employee Benefits	4,149	3,833	8,318	7,653
Occupancy and Equipment	935	963	1,868	1,901
Other	3,655	3,609	6,945	6,834
	8,739	8,405	17,131	16,388

Income Before Income Taxes	1,556	1,117	2,920	1,890
Income Taxes	570	357	997	589
Net Income	986	760	1,923	1,301

Preferred Stock Dividends	375	357	745	709

Net Income Available to Common Shareholders	$611	$403	$1,178	$592
Net Income Per Share of Common Stock
Basic	$0.07	$0.05	$0.14	$0.07
Diluted	$0.07	$0.05	$0.14	$0.07
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6002